Exhibit 99.2

CERTAIN UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
AND
E-OIR TECHNOLOGIES, INC.
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

The following unaudited pro forma condensed consolidated financial statements show the balance sheet of Technest Holdings, Inc. and Subsidiaries ("Technest") as of September 30, 2007, assuming that Technest’s sale of EOIR occurred as of September 30, 2007 and  statements of operations for the year ended June  30, 2007 and the three months ended September 30, 2007  using the assumptions described in the following notes, giving effect to Technest's sale of EOIR (see note 2 to the pro forma consolidated financial statements), as if the transaction had occurred as of July 1, 2006, and July 1, 2007, respectively.

The pro forma condensed consolidated financial statements should be read in conjunction with the separate historical financials statements of Technest, and the unaudited historical financial statements of EOIR appearing elsewhere herein. These pro forma financial statements are not necessarily indicative of the consolidated financial position, had the sale occurred on the date indicated above, or the consolidated results of operations which might have existed for the period indicated or the results of operations as they may be in the future.

Technest Holdings Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet
September 30, 2007

	Per 10-QSB	Adjustments		Pro Forma
ASSETS
Current Assets
Cash and cash equivalents	$103,431	$756,229	(2)	$859,660
Accounts receivable	306,205	-		306,205
Unbilled receivables	57,098	-		57,098
Due from related parties, net	2,604	-		2,604
Prepaid expenses and other current assets	81,154	-		81,154
Assets related to discontinued operations	32,180,829	(32,180,829)	(1)	-
Total Current Assets	32,731,321	(31,424,600)		1,306,721

Property and Equipment
- net of accumulated depreciation of $75,788	98,859	-		98,859

Other Assets
Deposits	28,525	-		28,525
Definite-lived intangible assets
- net of accumulated depreciation of $852,444	878,666	-		878,666
Goodwill	4,876,038	-		4,876,038
Total Other Assets	5,783,229	-		5,783,229

Total Assets	$38,613,409	$(31,424,600)		$7,188,809

LIABILITIES AND STOCKHOLDERS EQUITY
Current Liabilities
Accounts payable	$277,058	$-		$277,058
Accrued expenses and other current liabilities	500,096	-		500,096
Liabilities related to discontinued operations	21,042,375	(21,042,375)	(1)	-
Total Current Liabilities	21,819,529	(21,042,375)		777,154

Total Liabilities	21,819,529	(21,042,375)		777,154
Commitments and Contingencies
Stockholders' Equity
Series A Convertible Preferred Stock	-	-		-
Series C Convertible Preferred Stock	632	-		632
Common Stock	20,029	-		20,029
Additional paid-in capital	37,706,719	-		37,706,719
Accumulated deficit	(20,933,500)	(10,390,502)	(1)	(30,824,002)
		500,000	(2)
Total Stockholders' Equity	16,793,880	(9,890,502)		6,903,378

Total Liabilities and Stockholders' Equity	$38,613,409	$(30,932,877)		$7,680,532

Technest Holdings Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated  Statement of Operations
For the year ended June 30, 2007

	Per 10-KSB	Adjustments		Pro Forma

Revenues	$3,396,795			$3,396,795

Cost of Revenues	2,120,005			2,120,005

Gross Profit	1,276,790	-		1,276,790

Operating Expenses
Selling, general and administrative	3,600,562			3,600,562
Research and development	1,093			1,093
Amortization of intangible assets	324,741			324,741
Total Operating Expenses	3,926,396	-		3,926,396

Operating Loss from Continuing Operations	(2,649,606)	-		(2,649,606)

Other (Expense) Income, Net
Other income	2,951			2,951
Interest expense	(1,744,102)			(1,744,102)
Total Other (Expense) Income, Net	(1,741,151)	-		(1,741,151)

Net Loss from Continuing operations	(4,390,757)			(4,390,757)

Net loss from Discontinued Operations	(395,939)	395,939	(3)	-

Net Loss Applicable to Common Shareholders	$(4,786,696)	$395,939		$(4,390,757)

Loss per Common Share - Basic and diluted	$(0.29)	$0.02		$(0.27)

Weighted average number of common shares outstanding	16,536,917			16,536,917
-Basic and Diluted

Technest Holdings Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated  Statement of Operations
For the three months ended September 30, 2007

	Per 10-QSB	Adjustments		Pro Forma
Revenues	$561,773			$561,773

Cost of Revenues	208,918			208,918

Gross Profit	352,855	-		352,855

Operating Expenses
Selling, general and administrative	2,017,471			2,017,471
Amortization of intangible assets	81,185			81,185
Total Operating Expenses	2,098,656	-		2,098,656

Operating Loss from Continuing Operations	(1,745,801)	-		(1,745,801)

Other (Expense) Income, Net
Other income	132			132
Interest expense	(8,059)			(8,059)
Total Other (Expense) Income, Net	(7,927)	-		(7,927)

Net Loss from Continuing operations	(1,753,728)			(1,753,728)

Net Income from Discontinued Operations	844,863	(844,863)	(3)	-

Net Loss Applicable to Common Shareholders	$(908,865)	$(844,863)		(1,753,728)

Loss per Common Share - Basic and diluted	$(0.05)	$0.10		(0.05)

Weighted average number of common shares outstanding	17,945,929			16,037,913
-Basic and Diluted

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1.  Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial information included herein has been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.

The unaudited pro forma condensed consolidated financial information of Technest Holdings, Inc. and Subsidiaries is based on the historical financial statements of Technest as of September 30, 2007 and June 30, 2007 and for the three months and year then ended, respectively, after giving effect to the pro forma adjustments and assumptions described below.

Note 2.  Proposed Sale of EOIR Technologies, Inc.

On September 10, 2007, Technest and its wholly owned subsidiary, E-OIR Technologies, Inc. (“EOIR”), entered into a Stock Purchase Agreement with EOIR Holdings LLC, a Delaware limited liability company ( “LLC”), pursuant to which Technest will sell EOIR to LLC (see Note 15 to our financial statements in the annual report on Form 10-KSB for the year ended June 30, 2007).  LLC is an entity formed on August 9, 2007 by The White Oak Group, Inc., an Atlanta, Georgia based private investment firm, for the purposes of facilitating this transaction.  The White Oak Group, Inc. is a private investment firm focused on investments in the aerospace and defense industry, with an emphasis on the following sectors: Homeland security (detection and deterrence); avionics and instrumentation; command and control; and communication networks and services.

The sale of EOIR to LLC will be structured as a stock sale in which LLC will acquire all of the outstanding stock of EOIR in exchange for approximately $34 million in cash, $11 million of which will be paid at closing and $23 million of which will be paid upon the successful re-award to EOIR of the contract with the U.S. Army's Night Vision and Electronics Sensors Directorate.

EOIR is presented in the annual report on Form 10-KSB as a discontinued operation in the consolidated financial statements in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”.

The following unaudited pro forma condensed consolidated financial statements show the balance sheet of Technest Holdings, Inc. and Subsidiaries ("Technest") as of September 30, 2007, assuming that Technest’s sale of EOIR occurred as of September 30, 2007 and  statements of loss for the year ended June  30, 2007 and the three months ended September 30, 2007 using the assumptions described in the following notes, giving effect to Technest's sale of EOIR as if the transaction had occurred as of July 1, 2006, and July 1, 2007, respectively.

Note 3.  Discontinued Operations and EOIR Presentation

In accordance with SFAS No. 144, paragraph 30, the Company determined that in May 2007, EOIR represented a disposal group that should be presented in the financial statements as held for sale.  As a result, the assets and liabilities of EOIR have been presented separately as a discontinued operation in the consolidated Balance Sheet at September 30, 2007.  The net assets of EOIR have been measured at the lower of their carrying amount or fair value less costs to sell.  As of September 30, 2007, there was no write-down of EOIR’s carrying value.  EOIR’s goodwill has been accounted for under SFAS No. 142.

All of the assets and liabilities of EOIR have been classified in the Balance Sheet as current since the proposed sale is expected to close and proceeds received within one year.

As a condition of the covenants of the proposed EOIR sale, certain long-term debt of Technest will be paid in full from the proceeds of the sale.  All such debt has been included as current liabilities related to the discontinued operations of EOIR.

For the year ended June 30, 2007 and the three months ended September 30, 2007,  the operations of EOIR have been reported in discontinued operations in the Statements of Operations in accordance with SFAS No. 144, paragraph 42. Revenues and net loss from discontinued operations were as follows:

	June 30,	September 30,
	2007	2007

Revenues from discontinued operations	$68,349,121	$17,818,559

Net (loss) income from discontinued operations	$(395,939)	$844,863

After the closing of the EOIR sale, the Company does not expect any additional cash flows related to EOIR.  Certain general and administrative expenses of the Company that are clearly associated with EOIR totaling approximately $726,000 in the year ended June 30, 2007, and $533,304 in the three months ended September 30, 2007, have been included in the net (loss) income from discontinued operations.

Note 4.  Contingent Consideration

The unaudited pro forma condensed consolidated financial statements have been prepared without giving effect to the contingent consideration of $23 million which will be paid upon the successful re-award to EOIR of the contract with the U.S. Army's Night Vision and Electronics Sensors Directorate.  The contingent purchase price will be recognized when the contingency is resolved or when the outcome of the contingency is determinable beyond a reasonable doubt.

Note 5.  Pro Forma Adjustments

(1)  To remove the assets, liabilities and equity related to discontinued operations as of June 30, 2007.  Assets and liabilities consisted of the following:

September 30,
2007

Assets related to discontinued operations:
Cash	$832,426
Accounts receivable	10,382,514
Unbilled receivable	1,105,020
Prepaid expenses and other current assets	125,931
Total current assets	12,445,891

Property and equipment, net	282,205
Deposits	47,603
Deferred financing costs	1,238,985
Definitive lived intangible assets, net	9,006,632
Goodwill	9,159,513
Total non-current assets	19,734,938

Total assets related to discontinued operations	$32,180,829

Liabilities related to discontinued operations:
Accounts payable	$7,073,893
Unearned revenue	169,920
Due to related party	249,940
Accrued expenses and other current liabilities	3,015,679
Current portion of long term debt	10,532,943
Total current liabilities	21,042,375

Total liabilities related to discontinued operations	$21,042,375

Included in the assets and liabilities related to discontinued operations are the following balances of the Company that will be eliminated upon the sale of EOIR:

Assets–
Deferred financing costs on notes payable that will be repaid at closing	$1,238,985
Liabilities -
Accrued interest and termination fees on notes payable that will be repaid on closing	217,795
Accrued severance payments for non executive staff associated with the disposal	37,500
Notes payable that will be repaid on closing	1,478,408

(2) To record the estimated net cash proceeds from the sale of EOIR.  Closing proceeds are estimated as follows:

Sale Proceeds		$11,000,000
Less:
Escrow	200,000
Transaction costs	300,000	(500,000)

Debt Repayment		(10,931,319)

Working Capital adjustment		2,489,298

Contract obligations		(1,301,750)

Net cash proceeds		$756,229

The working capital adjustment to the EOIR sale price has been calculated based on the actual working capital balance of EOIR at September 30, 2007 excluding debt to be repaid and intercompany balances.

CURRENT ASSETS
Cash and Cash Equivalents	$832,426
Accounts Receivable	10,382,514
Unbilled Receivables	1,105,020
Other Receivables	47,603
Prepaid Expenses	125,931
Total Current Assets	$12,493,494

CURRENT LIABILITIES
Accounts Payable	7,073,893
Unearned revenue	169,920
Accrued Salaries and Wages	2,760,383
Total Current Liabilities	$10,004,196

Net Working Capital	$2,489,298

Transaction costs include the estimated costs of legal and financial advisory fees.

As noted above, as a condition of the covenants of the proposed EOIR sale, certain long-term debt of Technest will be paid in full from the proceeds of the sale. The following balances would be payable in full if the EOIR transaction closed on September 30, 2007.

EOIR Sellers note	$1,167,859
Shelter Island	1,680,000
Bank Revolver	6,105,051
Bank term loan	1,916,667
$10,869,577

Contract obligations represent payments due to certain officers and employees pursuant to certain change of control provisions in their employment contracts which were triggered by the sale of EOIR. The total amount payable of $1,301,750 includes payments of $350,000 each to the Technest’s Chief Executive Officer and Chief Financial Officer. The balance of $601,750 is payable to three non-executive officers of the Company.

(3) To remove the net loss associated with discontinued operations of $(395,939) for the year ended June 30, 2007 and the net income of $844,863 associated with discontinued operations for the three months ended September 30, 2007.